[English Translation]

Technical Service Contract

SUBJECT: Concrete Manufacturing and Construction Technology
PARTY A: Beijing Xin Ao Concrete Co., Ltd.
PARTY B: Beijing Dongfangjianyu Institute of Concrete Science & Technology

Place the contract signed: Room1708 ,YingGu building, No.9 WestRoad, North 4th Ring Road, HaiDian Distract, Beijing
Date: December 31, 2007
Valid Date: January 1, 2008 to December 31, 2013

According to Contract Law of the People's Republic of China, the parties has agreed on the program of technology research on the concrete manufacturing and construction and signed the contract on the base of the fully understanding of the technology background of party B by party A and the patent of concrete technology of Party A.

1. Contract object Content, form and requirement:
A. Existing specialized and patent techniques service
(1)	Party B will allow Party A uniquely employ the below proven technology and guarantee that Party A can use these technologies correctly after organized training and through on-site service.
a) The technology of C100 High Performance Concrete Construction
b) The technology of Huge cubage concrete construction
c) The technology of Complex concrete mixing application

d) The technology of clinker-free cement concrete manufacturing
e) The technology of Rinsing-Concrete manufacturing
f) The research on the concrete made from the churning up of the industry waste water and the city recycled water.
(2)	Party A should pay Party B with RMB 1 Million every year as technology service fee. The payment method and amount installments will be subjected to the project approval.
(3)
Party B can not transfer to and/or corporate with third Party with the technologies mentioned above. When the contract expired, under the same condition, Party A has the priority right of renewing contract.

B. Cooperative Development
(1)
According to the needs of the market and Party A, two parties corporate to research on the below programs: Party B will organize the whole process in detail, and Party A will provide the testing conditions and fees.

a) The specific technology of the manufacturing of highway concrete
b) The Hong Kong stylish technology of corrosion resistant concrete manufacturing.
c) The producing of anti-nuclear eradiation concrete manufacturing technology
d) The producing of the energy storage and temperature adjusting concrete
e) The manufacturing of colorful concrete construction
f) The hi-silica mixed material research and application
g) The research on the green environmental concrete.

(2)	The research findings and the intellectual property rights will be owned by both of parties.
(3)	Corporation expenses will be paid in turn according to the process, will be defined in another contract signed by both parties. ned by the both parties.

C. Profession technician cultivating
(1)	Party B cultivates professional technicians with practical concrete technology and quality management capability.
(2)
Party B should arrange the professional training, continuing education and certification education with propriety, accept at least 50 internship students and provide free accommodation for the students during the internship period.

2. Default Liability:
A.
During period of implementation of this contract, any party who fails to fulfill any article of this contract without the other party’s understanding will be deemed to breach the contract and should pay for compensation to the other party. Both parties will solve the disputes arising from execution of the contract or in connection with the contract through friendly consultation.

B.	Any party may summit the dispute to the local court that has the jurisdiction over the matter, in case dispute can not be solved through negotiation.

Party A: Beijing Xin’ao Concrete Co .Ltd

Signature & company stamp

Party B: Beijing DonfangJianYu Concrete Science and Researching Academy Ltd

Signature & company stamp